EXHIBIT 10.6

THE SHARES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE AND THE CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

AMENDED AND RESTATED

CONVERTIBLE NOTE

$_____________	Issuance Date: June 6, 2016

Maturity Date: December 15, 2017

FOR VALUE RECEIVED, Ecosphere Technologies, Inc. (the “Company”), a Delaware corporation, hereby promises to pay to the order of _________________ (the “Holder”), the principal sum of $______________ together with interest thereon at 10% per annum from November 26, 2014, calculated on the basis of a 360-day year. Interest shall be due and payable on the earlier of (i) the Conversion Date (defined below) or each Conversion Date if more than one and (ii) the Maturity Date (defined above).  The principal of this Convertible Note (this “Note”) is due and payable on the Maturity Date.  While in default, this Note shall bear interest at the rate of 18% per annual or such maximum rate of interest allowable under the laws of the State of Florida.  Payments shall be made in lawful money of the United States.  This Note may be prepaid without the express written consent of the Holder at any time on 30 days’ prior written notice to the Holder.  This Note shall be secured by the collateral set forth in the Pledge Agreement dated as of November 26, 2014, by and between the Company and the Holder, as amended by that certain Extension Agreement dated as of the Issuance Date. This Note replaces that certain Convertible Note dated as of August 25, 2015 in the amount of $________.

1.

Conversion to Common Stock.

(a)

The number of shares of common stock issuable upon a conversion of this Note shall be determined by dividing (i) the principal amount of this Note being converted by (ii) $0.115 per share. No fractional shares shall be issued upon a conversion. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to the product of such fraction multiplied by the common stock’s fair market value at the time of conversion based on the closing price of a share of common stock on the Conversion Date.

(b)

To convert the Note into common stock on any date (a “Conversion Date”), the Holder shall (i) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit 1 (the “Conversion Notice”) to the Company, and (ii) surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the second business day following the date of receipt of a Conversion Notice, the Company shall confirm that it has issued to the Holder the number of shares of common stock to which the Holder shall be entitled, and shall return to the Holder a new Note with respect to the portion of the original Note which was not converted.  The person or persons entitled to receive the common stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such common stock on the Conversion Date.

2.

Anti-Dilution Protection.

(a)

In the event, prior to the payment of this Note, that the Company shall issue any of its shares of common stock as a stock dividend or shall subdivide the number of outstanding shares of common stock into a greater number of shares, then, in either of such events, the Conversion Price  shall be decreased proportionately; and, conversely, in the event that the Company shall reduce the number of outstanding shares of common stock by combining such shares into a smaller number of shares, then, in such event, the Conversion Price shall be increased proportionately.  Any dividend paid or distributed upon the common stock in shares of any other class of capital stock of the Company or securities convertible into shares of common stock shall be treated as a dividend paid in common stock.  In the event that the Company shall pay a dividend consisting of the securities of any other entity or in cash or other property, upon the next conversion of this Note, the Holder shall receive the securities, cash, or property which the Holder would have been entitled to if the conversion occurred immediately prior to the record date of such dividend.

(b)

In the event, prior to the payment of this Note, that the Company shall be recapitalized by reclassifying its outstanding common stock (other than into shares of common stock with a different par value, or by changing its outstanding shares of common stock to shares without par value), or in the event the Company or a successor corporation, partnership, limited liability company or other entity (any of which is defined as a “Corporation”) shall consolidate or merge with or convey all or substantially all of its, or of any successor Corporation's property and assets to any other Corporation or Corporations (any such other Corporation being included within the meaning of the term “successor Corporation” used in the context of any consolidation or merger of any other Corporation with, or the sale of all or substantially all of the property of any such other Corporation to, another Corporation or Corporations), or in the event of any other material change in the capital structure of the Company or of any successor Corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then, as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby  in lieu of the securities of the Company theretofore issuable upon the conversion of this Note, the Holder upon conversion shall receive the securities or assets as may be issued or paid as a result of the foregoing; and in any such event, the rights of the Holder of this Note to any adjustment in the number of shares of common stock obtainable upon conversion of this Note, as provided, shall continue and be preserved in respect of any shares, securities or assets which the Holder becomes entitled to obtain.  Notwithstanding anything herein to the contrary, this Section 2 shall not apply to a merger with a subsidiary provided the Company is the continuing Corporation or involving a subsidiary merger and provided further such merger does not result in any reclassification, capital reorganization or other change of the securities issuable under this Note.  The foregoing provisions of this Section 2(b) shall apply to successive reclassifications, capital reorganizations and changes of securities and to successive consolidations, mergers, sales or conveyances.

(c)

In the event the Company, at any time while this Note shall remain outstanding, shall sell all or substantially all of its assets, or dissolve, liquidate, or wind up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation, or winding up such that the Holder of this Note may thereafter receive, upon exercise hereof, in lieu of the securities of the Company which it would have been entitled to receive, the same kind and amount of any shares, securities or assets as may be issuable, distributable or payable  upon any such sale, dissolution, liquidation or winding up with respect to each common share of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the conversion provisions of this Note shall terminate on a date fixed by the Company, such date so fixed to be not earlier than 6:00 p.m., New York time, on the 30th day after the date on which notice of such termination of conversion provisions of this Note has been given by mail to the Holder of this Note at such Holder's address as it appears on the books of the Company.

3.

Event of Default.  In the event of any failure to pay this Note when due; or the Company shall be in breach of or default under any agreement with the Holder; or the Company shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or seeking appointment of a receiver, custodian, trustee or other similar official for it or for all or any substantial part of its assets; or there shall be commenced against the Company, any case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbounded for a period of 30 days after service upon the Company; or there shall be commenced against the Company, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 10 days from the entry thereof after service upon the Company; or the Company shall make an assignment for the benefit of creditors; or the Company shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing; then, or any time thereafter during the continuance of any of such events, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable without notice of demand by Holder.

4.

Investment Intent.  The Holder, by acceptance of this Note, warrants and represents that it is acquiring this Note and the underlying common stock for its own account, for investment and not with a view to, or for resale in connection with, the distribution thereof.  The Holder has no present intention of reselling or distributing them after any period of time.  The acquisition of the securities for investment is consistent with Holder’s financial needs.

5.

Miscellaneous.

(a)

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

(b)

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(c)

This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Delaware.

(d)

Any action brought by either party against the other concerning this Note shall be brought only in the state or federal courts of Florida and venue shall be in the County of Martin or the Southern District of Florida.  The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

(e)

In the event that there is any controversy or claim arising out of or relating to this Note, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

(f)

Upon any endorsement, assignment, or other transfer of this Note by the Holder or by operation of law, the term “Holder,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to the Holder, then becoming the holder of this Note.  This Note shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the undersigned and their successors and assigns.

(g)

In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note, and any surplus thereafter shall immediately be refunded to the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

By:
Dennis McGuire,
Chief Executive Officer

EXHIBIT 1 TO THE AMENDED AND RESTATED CONVERTIBLE NOTE

CONVERSION NOTICE

Reference is made to the Amended and Restated Convertible Note (the “Note”) issued to the undersigned by Ecosphere Technologies, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert, in whole or in part (as applicable), the principal and any accrued interest of the Note to which this notice is attached into common stock of the Company, as of the date specified below.

Date of Conversion:
Please confirm the following information:
Conversion Price:
Principal and accrued interest to be converted (if partial):
Number of shares of common stock to be issued:
Please issue the common stock into which the Note is being converted in the following name and to the following address:
Issue to:

Email Address:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)